EXHIBIT 23a


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Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                   Brickell Avenue, Suite 500
Suite 400 East                                       Miami, Florida 33131-2803
Washington, D.C. 20007-5208                          (305) 371-2600
(202) 965-8100                                       Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                                     175 Powder Forest Drive
                                                     Suite 201
                                                     Simsbury, CT  06089-9668

                                                     (860)
                                                     392-5000
                                                     Telecopier:
                                                     (860)
                                                     392-5058

                                                     HTTP://www.jordenusa.com

March 31, 2003

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

      Re:  Amendment No. 7 to the Registration Statement on Form S-1
            File No. 333-11493

Ladies and Gentlemen:

         We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the prospectus filed on the date hereof with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                           Very truly yours,

                                         /s/Jorden Burt LLP

                                           Jorden Burt LLP



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